 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-290078
PROSPECTUS SUPPLEMENT
(To Prospectus dated September 5, 2025)
$150,000,000
Common Stock
We have entered into an Equity Distribution Agreement, dated as of September 5, 2025 (the “Distribution Agreement”), with Oppenheimer & Co. Inc. (“Oppenheimer”) relating to the sale of shares of our common stock, par value $0.0001 per share (“common stock”), offered by this prospectus supplement and accompanying prospectus. In accordance with the terms of the Distribution Agreement, under this prospectus supplement and the accompanying prospectus, we may offer and sell shares of our common stock having an aggregate offering price of up to $150,000,000 from time to time through or to Oppenheimer, acting as our agent or principal.
Our common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “SLDP.” The last reported sale price of our common stock on September 4, 2025 was $3.93 per share.
Sales of our common stock, if any, under this prospectus supplement and accompanying prospectus may be made by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made in ordinary brokers’ transactions on Nasdaq or otherwise at market prices prevailing at the time of sale. Oppenheimer is not required to sell any specific number or dollar amount of common stock, but will act as our sales agent, using commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between Oppenheimer and us. There is no arrangement for funds to be received in any escrow, trust, or similar arrangement.
The compensation to Oppenheimer for sales of common stock sold pursuant to the Distribution Agreement will be an amount of up to 3.0% of the gross proceeds of any shares of common stock sold under the Distribution Agreement. See “Plan of Distribution” for additional information regarding the compensation to be paid to Oppenheimer. The net proceeds from any sales under this prospectus supplement will be used as described under “Use of Proceeds.” The proceeds we receive from sales of our common stock, if any, will depend on the number of shares actually sold and the offering price of such shares.
In connection with the sale of the common stock on our behalf, Oppenheimer will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Oppenheimer will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Oppenheimer with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Investing in our common stock involves a high degree of risk. Before buying any shares of our common stock, you should carefully read the discussion of the risks of investing in our common stock in the section titled “Risk Factors” beginning on page S-5 of this prospectus supplement and the accompanying prospectus, and in any other document incorporated by reference.
Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
Oppenheimer & Co.
The date of this prospectus supplement is September 5, 2025.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. Under the shelf registration process, we may offer shares of our common stock having an aggregate offering price of up to $150,000,000 from time to time through Oppenheimer acting as our agent under this prospectus supplement at prices and on terms to be determined by market conditions at the time of offering.
This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of shares of our common stock and adds to and updates the information contained in the accompanying prospectus. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus, you should rely on the information in this prospectus supplement.
This prospectus supplement and the accompanying prospectus relate to the offering of our common stock. Before buying any shares of common stock that we are offering, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference as described under the heading “Incorporation of Certain Information by Reference” in this prospectus supplement and the accompanying prospectus and the information in any free writing prospectus that we may authorize for use in connection with this offering. These documents contain important information that you should consider when making your investment decision.
This prospectus supplement describes the specific terms of the offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference in this prospectus supplement that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date (e.g., a document incorporated by reference in this prospectus supplement) the statement in the document having the later date modifies or supersedes the earlier statement.
You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. We have not, and Oppenheimer has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and Oppenheimer is not, making an offer to sell or soliciting an offer to buy our common stock in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we may authorize for use in connection with this offering is accurate only as of the date of those respective documents. Our business, financial condition, results of operations, and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we may authorize for use in connection with this offering in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement and the accompanying prospectus entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”
We further note that the representations, warranties, and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty, or covenant to you. Moreover, such representations, warranties, or covenants were accurate only as of the date when made. Accordingly, such representations, warranties, and covenants should not be relied on as accurately representing the current state of our affairs.
Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement to “Solid Power,” “we,” “us,” the “Company,” and “our” refer to Solid Power, Inc. (f/k/a Decarbonization Plus Acquisition Corporation III) and its consolidated subsidiaries.
MARKET AND INDUSTRY DATA
We obtained the industry and market data used throughout this prospectus supplement, the accompanying prospectus, or any documents incorporated by reference from our own internal estimates and research, as well as from independent market research, industry and general publications and surveys, governmental agencies, publicly available information, and research, surveys, and studies conducted by third parties. Internal estimates are derived from publicly available information released by industry analysts and third-party sources, our internal research, and our industry experience and are based on assumptions made by us based on such data and our knowledge of our industry and market, which we believe to be reasonable. In some cases, we do not expressly refer to the sources from which this data is derived. In addition, while we believe the industry and market data included in this prospectus supplement, the accompanying prospectus, or any documents incorporated by reference is reliable and based on reasonable assumptions, such data involve material risks and other uncertainties and is subject to change based on various factors, including those described in “Part I, Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and in “Part II, Item 1A. Risk Factors” in our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2025, as such descriptions may be updated or amended in future filings we make with the SEC. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties or by us.
TRADEMARKS
Our logo and trademark appearing in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference are our property. This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference contain references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus supplement and the accompanying prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks, or service marks to imply a relationship with, or endorsement or sponsorship of it by, any other companies.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights certain information about us, this offering, and selected information contained elsewhere in or incorporated by reference in this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference in this prospectus supplement and the accompanying prospectus, and the information included in any free writing prospectus that we have authorized for use in connection with this offering, including the information under the heading “Risk Factors” in this prospectus supplement on page S-5 and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.
Overview
Solid Power is a U.S.-based leader in solid-state battery technology and manufacturing processes. Our core technology is a sulfide-based solid electrolyte material, which replaces the liquid or gel electrolyte used in traditional lithium-ion battery cells. We believe our electrolyte technology has the potential to enable a step-change improvement in battery cell performance beyond what is currently achievable in conventional lithium-ion battery cells, including improved energy density, battery life, and safety performance. We are currently targeting the battery electric vehicle market due to the size and perceived demand for next generation battery technology but believe our technologies can have a broader application as they mature.
Corporate Information
We were incorporated in Delaware in January 2021 as a blank check company under the name Decarbonization Plus Acquisition Corporation III. In connection with our business combination in December 8, 2021, we changed our name to Solid Power, Inc.
Our principal executive offices are located at 486 S. Pierce Avenue, Suite E, Louisville, Colorado 80027, and our telephone number is (303) 219-0720. Our website is https://www.solidpowerbattery.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus. You should not rely on any such information in making your investment decision. For additional information, see “Incorporation of Certain Information by Reference” and “Where You Can Find Additional Information.”

THE OFFERING
The following summary contains basic information about our common stock and the offering and is not intended to be complete. It does not contain all of the information that may be important to you. For a more complete understanding of our common stock, you should read this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference.
Common stock offered by us
Shares of our common stock having an aggregate offering price of up to $150,000,000.
Common stock to be outstanding after this offering
Up to 218,882,213 shares (as more fully described in the notes following this table), assuming sales of 38,167,939 shares of our common stock in this offering at an assumed offering price of $3.93 per share, the last reported sale price of our common stock on Nasdaq on September 4, 2025. The actual number of shares issued will vary depending on how many shares of our common stock we choose to sell and the prices at which such sales occur.
Manner of offering
“At the market offering” as defined in Rule 415(a)(4) under the Securities Act, that may be made from time to time through or to Oppenheimer, as sales agent or principal. See “Plan of Distribution” on page S-14 of this prospectus supplement.
Use of proceeds
We currently intend to use the net proceeds from this offering, if any, for working capital and general corporate purposes. See “Use of Proceeds” on page S-10 of this prospectus supplement.
Risk factors
Investing in our common stock involves significant risks. See “Risk Factors” on page S-5 of this prospectus supplement, and under similar headings in other documents incorporated by reference in this prospectus supplement.
Nasdaq symbol
“SLDP”
The number of shares of our common stock to be outstanding immediately after this offering is based on 180,714,274 shares of our common stock outstanding as of June 30, 2025, and excludes the following, in each case as of such date:
•
19,333,303 shares of common stock issuable upon the exercise of outstanding warrants to purchase shares of common stock with a weighted-average exercise price of $11.50 per share;

•
13,562,835 shares of common stock issuable upon the vesting of outstanding restricted stock units;

•
14,562,227 shares of common stock issuable upon the exercise of outstanding stock options with a weighted-average exercise price of $2.44 per share;

•
37,067,877 shares of common stock reserved for future issuance under the Solid Power, Inc. 2021 Equity Incentive Plan; and

•
4,608,600 shares of common stock reserved for future issuance under the Solid Power, Inc. 2021 Employee Stock Purchase Plan.

Except as otherwise indicated, the information in this prospectus supplement assumes no exercise of the outstanding stock options or warrants and no vesting of the restricted stock units described above.

RISK FACTORS
An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should carefully consider the risks described below and those discussed under the section titled “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and in our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2025, as updated by our reports and documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding whether to purchase the common stock being registered pursuant to the registration statement of which this prospectus supplement is a part. Each of the risk factors could adversely affect our business, results of operations, financial condition, and cash flows as well as the value of an investment in our common stock, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. Please also read carefully “Cautionary Note Regarding Forward-Looking Statements.”
Risks Related to this Offering and our Common Stock
We will have broad discretion as to the use of the net proceeds from this offering and may not use the net proceeds effectively.
We currently intend to use the net proceeds from this offering for working capital and general corporate purposes. However, we have not determined the specific allocation of the net proceeds among these potential uses and have not designated the amount of net proceeds from this offering to be used for any particular purpose. Our management will have broad discretion over the use and investment of the net proceeds of this offering, and, accordingly, investors in this offering will need to rely upon the judgment of our management with respect to the use of proceeds, with only limited information concerning our specific intentions. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase the market price of our common stock. Please see “Use of Proceeds” for more information.
If you purchase shares of our common stock in this offering, you will incur immediate and substantial dilution.
The offering price per share in this offering may exceed the net tangible book value per share of our common stock prior to this offering. Assuming that an aggregate of 38,167,939 shares of our common stock are sold pursuant to the Distribution Agreement at an assumed price of $3.93 per share, the last reported sale price of our common stock on Nasdaq on September 4, 2025, for aggregate gross proceeds of approximately $150.0 million, and after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of $1.59 per share, representing the difference between our as-adjusted net tangible book value per share as of June 30, 2025 after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options and warrants may result in further dilution of your investment. Please see “Dilution” for a more detailed illustration of the dilution you would incur should you participate in this offering.
It is not possible to predict the actual number of shares we will sell under the Distribution Agreement, or the gross proceeds resulting from those sales.
Subject to certain limitations in the Distribution Agreement and compliance with applicable law, we have the discretion to deliver instructions to Oppenheimer to sell shares of our common stock at any time throughout the term of the Distribution Agreement. The number of shares that are sold through Oppenheimer after our instruction may fluctuate based on a number of factors, including the market price of our common stock during the sales period, the limits we set with Oppenheimer in any instruction to sell shares, and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate during this offering, it is not currently possible to predict the number of shares that will be sold under the Distribution Agreement or the gross proceeds to be raised in connection with those sales.
The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to certain limitations in the Distribution Agreement, the parameters established by our Board of Directors (the “Board”), and compliance with applicable law, to vary the timing, prices, and numbers of shares sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.
You may experience future dilution as a result of future equity offerings.
In the future, we may offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering, and our then-existing stockholders may experience dilution as a result. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering. Investors purchasing shares or other securities in the future could also have rights superior to existing stockholders.
The market price of our common stock may be volatile, and holders of our common stock could lose a significant portion of their investment if the market price of our common stock declines.
The market price of shares of our common stock may be highly volatile and could be subject to wide fluctuations. In addition, the trading volume in our shares of common stock may fluctuate and cause significant price variations to occur. There can be no assurance that the market price of our shares of common stock will not fluctuate or decline significantly in the future. Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our shares of common stock include:
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actual or perceived delays or failures in accomplishing development objectives;

•
our inability to successfully develop our electrolyte for commercialization or attract customers;

•
actual or anticipated fluctuations in our future prospects or our revenue stream;

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strategic actions taken by us or our competitors, including with respect to partnerships and collaborations;

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capital commitments;

•
changes in market valuations of similar companies;

•
additions or departures of management personnel;

•
actions by institutional shareholders, including large block sales at a discount;

•
speculation in the press or investment community;

•
regulatory changes affecting our industry generally or our business;

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general market and economic conditions; and

•
future sales of our shares of common stock or securities convertible into, or exchangeable or exercisable for, our shares of common stock.

In addition, the stock market in general has experienced extreme price and volume fluctuations that may be unrelated or disproportionate to the operating performance of companies like us. These broad market and industry factors may materially reduce the market price of our common stock, regardless of our operating performance.

Because we do not anticipate paying any cash dividends on our capital stock for the foreseeable future, capital appreciation, if any, of our common stock will be the source of gain associated with investment in our common stock.
We have not declared or paid cash dividends on our capital stock to date and do not anticipate paying any cash dividends on shares of our common stock in the foreseeable future. We intend to retain any future earnings to finance the growth and development of our business. In addition, the terms of any future financing agreements may restrict our ability to pay dividends. As a result, capital appreciation, if any, of our common stock will be the sole source of gain associated with investment in our common stock for the foreseeable future.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference may contain forward-looking statements, within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995, as amended, that involve risks and uncertainties. We have based these forward-looking statements on our current expectations and projections about future events. All statements, other than statements of present or historical fact included in this prospectus supplement, regarding our future financial performance, strategy, expansion plans, including plans related to the expansion of our electrolyte production capabilities, market opportunity, operations, and operating results; estimated revenues or losses; projected costs; future prospects; and plans and objectives of management are forward-looking statements.
In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “will,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “continue,” “project,” or the negative of such terms or other similar expressions. These forward-looking statements are subject to known and unknown risks, uncertainties, and assumptions about us that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus supplement. We caution you that the forward-looking statements contained herein are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control.
In addition, we caution you that the forward-looking statements are subject to the following factors:
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risks relating to the uncertainty of the success of our research and development efforts, including our ability to achieve the technological objectives or results that our partners require and our ability to commercialize our technology in advance of competing technologies and our competitors;

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risks relating to our status as a research and development stage company with a history of financial losses with an expectation of incurring significant expenses and continuing losses for the foreseeable future, including execution of our business plan and the timing of expected business milestones;

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risks relating to the non-exclusive nature of our partnerships, our ability to secure new business relationships, and our ability to manage these relationships;

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our ability to negotiate and execute commercial agreements with our partners and customers on commercially reasonable terms;

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broad market adoption of electric vehicles and other technologies where we are able to deploy our technology, if developed successfully;

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our success attracting and retaining our executive officers, key employees, and other qualified personnel;

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our ability to protect and maintain our intellectual property, including in jurisdictions outside of the United States;

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our ability to secure government contracts and grants, changes in government priorities with respect to our government contracts and grants, and the availability of government subsidies and economic incentives;

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delays in the construction and operation of facilities that meet our short-term research and development and long-term electrolyte production requirements;

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changes in applicable laws or regulations;

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risks relating to our information technology infrastructure and data security breaches; and

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risks relating to other economic, business, or competitive factors in the United States and other jurisdictions, including supply chain interruptions and changes in market conditions, and our ability to manage these risks and uncertainties.

We caution you that the foregoing list does not contain all of the risks or uncertainties that could affect us.
You should not rely upon forward-looking statements as predictions of future events. Forward-looking statements are based primarily on our current expectations and projections about future events and trends that we believe may affect our business, operating results, financial condition, and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors, including those described in “Part I, Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, in “Part II, Item 1A. Risk Factors” in our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2025, and in this prospectus supplement and the accompanying prospectus, as such descriptions may be updated or amended in future filings we make with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on these forward-looking statements. We cannot assure you that the results, events, and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events, or circumstances could differ materially from those described in the forward-looking statements.
Neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Moreover, the forward-looking statements speak only as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of this prospectus supplement or to reflect new information or the occurrence of unanticipated events, except as required by law. You should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may make.

USE OF PROCEEDS
We may issue and sell shares of our common stock having aggregate sales proceeds of up to $150,000,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total offering amount, commissions, and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the Distribution Agreement with Oppenheimer.
We currently intend to use the net proceeds from this offering, if any, for working capital and general corporate purposes.
The amounts and timing of our use of the net proceeds from this offering, if any, will depend on a number of factors, such as the scope, progress, costs, and results of our research and development and commercialization efforts as well as the progress, costs, and results of our partnerships and collaborations or any partnerships and collaborations that we may enter into in the future. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds, if any, to us from this offering. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in short-term, interest-bearing instruments.

DIVIDEND POLICY
We have not paid dividends on our capital stock to date and do not anticipate paying any cash dividends on shares of our common stock in the foreseeable future. We currently intend to retain our future earnings, if any, to finance the development and growth of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of the Board after considering our financial condition, results of operations, capital requirements, business prospects, and other factors the Board deems relevant, subject to the restrictions contained in any future financing instruments.

DILUTION
If you invest in this offering, your ownership interest will be diluted to the extent of the difference between the price per share you pay in this offering and the as-adjusted net tangible book value per share of our common stock after this offering.
Our net tangible book value as of June 30, 2025 was $368.1 million, or $2.04 per share. Net tangible book value per share is determined by dividing our total tangible assets, less our total liabilities, by the number of shares of our common stock outstanding as of June 30, 2025. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by investors purchasing shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.
After giving effect to the sale of 38,167,939 shares of our common stock in this offering in the aggregate amount of $150,000,000 at an assumed offering price of $3.93 per share, the last reported sale price of our common stock on Nasdaq on September 4, 2025, and after deducting commissions and estimated offering expenses payable by us, our as-adjusted net tangible book value as of June 30, 2025 would have been approximately $513.2 million, or $2.34 per share. This represents an immediate increase in net tangible book value of $0.31 per share to existing stockholders and immediate dilution in net tangible book value of $1.59 per share to investors purchasing our common stock in this offering at the assumed offering price. The following table illustrates this dilution on a per share basis:
Assumed offering price per share		$3.93
Net tangible book value per share of as June 30, 2025	$2.04
Increase in net tangible book value per share attributable to this offering	$0.31
As-adjusted net tangible book value per share as of June 30, 2025, after giving effect to this offering		$2.34
Dilution in net tangible book value per share to new investors		$1.59
The as-adjusted information above is illustrative only and may differ based on the actual offering price, the actual number of shares sold, and other terms of the offering determined at the time shares of our common stock are sold pursuant to this prospectus supplement. The as-adjusted information assumes that all of the common stock offered hereby in the aggregate amount of $150,000,000 is sold at the assumed offering price of $3.93 per share, the last reported sale price of our common stock on Nasdaq on September 4, 2025. The shares sold in this offering, if any, will be sold from time to time at various prices.
An increase of $1.00 per share in the offering price from the assumed offering price of $3.93 per share shown in the table above, assuming all of the common stock offered hereby in the aggregate amount of $150,000,000 is sold at that price and after deducting commissions and estimated offering expenses payable by us, would increase our as-adjusted net tangible book value per share as of June 30, 2025, after the offering, to $2.43 per share and would increase the dilution in net tangible book value per share to new investors to $2.50 per share. A decrease of $1.00 per share in the offering price from the assumed public offering price of $3.93 per share shown in the table above, assuming all of the common stock offered hereby in the aggregate amount of $150,000,000 is sold at that price and after deducting commissions and estimated offering expenses payable by us, would decrease our as-adjusted net tangible book value per share as of June 30, 2025, after the offering, to $2.21 per share and would decrease the dilution in net tangible book value per share to new investors to $0.72 per share. This information is supplied for illustrative purposes only and may differ based on the actual offering price, and the actual number of shares sold, and other terms of the offering determined at the time shares of our common stock are sold pursuant to this prospectus supplement.
The above discussion and table are based on 180,714,274 shares of our common stock outstanding as of June 30, 2025 and exclude the following, in each case as of such date:
•
19,333,303 shares of common stock issuable upon the exercise of outstanding warrants to purchase shares of common stock with a weighted-average exercise price of $11.50 per share;

•
13,562,835 shares of common stock issuable upon the vesting of outstanding restricted stock units;

•
14,562,227 shares of common stock issuable upon the exercise of outstanding stock options with a weighted-average exercise price of $2.44 per share;

•
37,067,877 shares of common stock reserved for future issuance under the Solid Power, Inc. 2021 Equity Incentive Plan; and

•
4,608,600 shares of common stock reserved for future issuance under the Solid Power, Inc. 2021 Employee Stock Purchase Plan.

The foregoing table does not give effect to the exercise of any outstanding options or warrants, or the vesting of any restricted stock units. To the extent that options and warrants outstanding as of June 30, 2025 may be exercised, or other shares are issued, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION
We entered into the Distribution Agreement with Oppenheimer, under which we may issue and sell from time to time shares of our common stock having an aggregate offering price of not more than $150,000,000 through Oppenheimer as our agent. Sales of the common stock, if any, will be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act or in privately negotiated transactions.
Oppenheimer will offer our common stock at prevailing market prices subject to the terms and conditions of the Distribution Agreement as agreed upon by us and Oppenheimer. We will designate the number of shares which we desire to sell, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in one day, and any minimum price below which sales may not be made. Subject to the terms and conditions of the Distribution Agreement, Oppenheimer will use its commercially reasonable efforts, consistent with its sales and trading practices, to sell on our behalf all of the shares of common stock requested to be sold by us. We or Oppenheimer may suspend the offering of the common stock being made through Oppenheimer under the Distribution Agreement upon proper notice to the other party.
Unless otherwise specified in the applicable placement notice, settlement for sales of our common stock will occur on the first trading day (or such earlier day as is industry practice for regular-way trading) following the time at which an acquiror of common stock entered into a contract, binding upon such acquiror, to acquire such common stock, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust, or similar arrangement.
We will pay Oppenheimer in cash, upon each sale of our shares of common stock pursuant to the Distribution Agreement, a commission of up to 3.0% of the gross proceeds from such sale. Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, commissions, and proceeds to us, if any, are not determinable at this time. Pursuant to the terms of the Distribution Agreement, we agreed to reimburse Oppenheimer for the fees and disbursements of its counsel in an amount not to exceed (i) $75,000 in connection with the establishment of the “at the market offering” and (ii) thereafter, $15,000 on a quarterly basis. We estimate that the total expenses of the offering payable by us, excluding commissions payable to Oppenheimer under the Distribution Agreement, will be approximately $350,000. We will report the number of shares of common stock sold through Oppenheimer under the Distribution Agreement, the net proceeds to us, and the compensation paid by us to Oppenheimer in connection with the sales of common stock at least quarterly.
In connection with the sales of common stock on our behalf, Oppenheimer will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Oppenheimer will be deemed to be underwriting commissions or discounts. We have agreed in the Distribution Agreement to provide indemnification and contribution to Oppenheimer against certain liabilities, including liabilities under the Securities Act and the Exchange Act.
The offering of our shares of common stock pursuant to the Distribution Agreement will terminate upon the earlier of the (i) sale of all of our shares of common stock provided for in this prospectus supplement or (ii) termination of the Distribution Agreement.
Oppenheimer and its affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Oppenheimer will not engage in any market making activities involving shares of our common stock while the offering is ongoing under this prospectus supplement. This summary of the material provisions of the Distribution Agreement does not purport to be a complete statement of its terms and conditions. We are filing a copy of the Distribution Agreement with the SEC as an exhibit to a Current Report on Form 8-K concurrently with the filing of this prospectus supplement. The Distribution Agreement is incorporated by reference into this prospectus supplement and the accompanying prospectus.

LEGAL MATTERS
The validity of the issuance of the common stock offered by this prospectus supplement will be passed upon for us by Polsinelli PC, Park City, Utah. Oppenheimer & Co. Inc. is being represented in connection with this offering by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York.
EXPERTS
Ernst & Young LLP, predecessor independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024, as set forth in their report, which is incorporated by reference in this prospectus supplement, the accompanying prospectus, and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
The registration statement of which this prospectus supplement forms a part, including the attached exhibits and schedules, contains additional relevant information about us and our capital stock. The rules and regulations of the SEC allow us to omit from this prospectus supplement certain information included in the registration statement. For further information about us and our common stock, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Statements in this prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.
We are subject to the informational reporting requirements of the Exchange Act. We file reports, proxy statements, and other information with the SEC under the Exchange Act. Our SEC filings are available over the Internet at the SEC’s website at http://www.sec.gov. These reports and other information we file with or furnish to the SEC are available free of charge at https://www.solidpowerbattery.com/investor-relations/financials/sec-filings as soon as reasonably practicable after they are electronically filed with or furnished to the SEC. Our website address is https://www.solidpowerbattery.com. The information on, or that can be accessed through, our website is not part of this prospectus supplement or the accompanying prospectus. Although our executive officers may also use certain social media channels, we do not use our executive officers’ social media channels to disclose information about Solid Power or our products.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement is considered to be part of this prospectus supplement. Because we are incorporating by reference future filings with the SEC, this prospectus supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement, or any document previously incorporated by reference have been modified or superseded. This prospectus supplement incorporates by reference the documents listed below and any future filings we make with the SEC (File No. 001-40284) under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed):
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Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 28, 2025, including applicable portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 10, 2025 incorporated by reference into our Annual Report on Form 10-K;

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our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 7, 2025, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the SEC on August 7, 2025;

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our Current Reports on Form 8-K filed with the SEC on January 13, 2025, January 24, 2025, March 12, 2025, May 22, 2025, and May 30, 2025; and

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the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on March 23, 2021 (File No. 001-40284), as updated by Exhibit 4.6 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, including any amendments or reports filed for the purpose of updating such description.

You may request a free copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) by writing or telephoning us as follows:
Solid Power, Inc.
Attention: Corporate Secretary
486 S. Pierce Ave., Suite E
Louisville, CO 80027
(303) 219-0720

PROSPECTUS
Solid Power, Inc.
Common Stock
Solid Power, Inc. may, from time to time, offer shares of its common stock, par value $0.0001 per share (“common stock”), in amounts, at prices, and on terms that will be determined at the time of the offering.
This prospectus provides a general description of the common stock we may offer. We may provide a specific plan of distribution for any common stock to be offered in a prospectus supplement and/or in a free writing prospectus. Supplements and/or free writing prospectuses may also add, update, or change information in this prospectus. You should carefully read this prospectus and any prospectus supplement and free writing prospectus accompanying this prospectus, together with any documents incorporated by reference, before you invest in our common stock.
Our common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “SLDP.” The last reported sale price of our common stock on September 4, 2025 was $3.93 per share.
Investing in our common stock involves a high degree of risk. Before buying any shares of our common stock, you should carefully read the discussion of the risks of investing in our common stock in the section titled “Risk Factors” beginning on page 6 of this prospectus and any accompanying prospectus supplement and any other document incorporated by reference.
Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is September 5, 2025.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process as a “well-known seasoned issuer” as defined in Rule 405. Under this shelf process, we may, from time to time, sell the common stock described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the common stock we may offer. Each time we sell common stock pursuant to the registration statement of which this prospectus forms a part, we, or parties acting on our behalf, will provide a prospectus supplement or free writing prospectus that will contain specific information about the terms of that offering and the common stock being sold in that offering. The applicable prospectus supplement or free writing prospectus may also add, update, or change information contained in this prospectus. If the information varies between this prospectus and the accompanying prospectus supplement or free writing prospectus, you should rely on the information in the prospectus supplement or free writing prospectus.
You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement, and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not authorized anyone to provide you with different information. If anyone provides you with different, additional, or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.
Before purchasing any common stock, you should carefully read both this prospectus, any prospectus supplement, and any free writing prospectus, together with the additional information described under the heading “Where You Can Find Additional Information.” You should assume that the information contained in this prospectus and any applicable prospectus supplement or free writing prospectus is accurate only as of the date on its respective cover and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations, and prospects may have changed since those dates.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described under the heading “Where You Can Find Additional Information.” This prospectus and any applicable prospectus supplement or free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the common stock to which they relate. We are not making offers to sell any common stock described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized or in which we are not qualified to make such offer or solicitation or to anyone to whom it is unlawful to make an offer or solicitation.
Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “Solid Power,” the “Company,” “we,” “us,” and “our” refer to Solid Power, Inc. (f/k/a Decarbonization Plus Acquisition Corporation III) and its consolidated subsidiaries.
MARKET AND INDUSTRY DATA
We obtained the industry and market data used throughout this prospectus or any documents incorporated by reference from our own internal estimates and research, as well as from independent market research, industry and general publications and surveys, governmental agencies, publicly available information, and research, surveys, and studies conducted by third parties. Internal estimates are derived from publicly available information released by industry analysts and third-party sources, our internal research, and our industry experience and are based on assumptions made by us based on such data and our knowledge of our industry and market, which we believe to be reasonable. In some cases, we do not expressly refer to the sources from which this data is derived. In addition, while we believe the industry and market data included in this prospectus or any documents incorporated by reference is reliable and based on reasonable assumptions, such data involve material risks and other uncertainties and is subject to change based on various factors, including those described in “Part I, Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and in “Part II, Item 1A. Risk Factors” in our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2025, as such descriptions may be updated or amended in future filings we make with the SEC. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties or by us.
TRADEMARKS
Our logo and trademark appearing in this prospectus and the documents incorporated by reference are our property. This prospectus and the documents incorporated by reference contain references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks, or service marks to imply a relationship with, or endorsement or sponsorship of it by, any other companies.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any applicable prospectus supplement, any applicable free writing prospectus, and the documents incorporated by reference may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995, as amended, that involve risks and uncertainties. We have based these forward-looking statements on our current expectations and projections about future events. All statements, other than statements of present or historical fact included in this prospectus, regarding our future financial performance, strategy, expansion plans, including plans related to the expansion of our electrolyte production capabilities, market opportunity, operations, and operating results; estimated revenues or losses; projected costs; future prospects; and plans and objectives of management are forward-looking statements.
In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “will,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “continue,” “project,” or the negative of such terms or other similar expressions. These forward-looking statements are subject to known and unknown risks, uncertainties, and assumptions about us that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus. We caution you that the forward-looking statements contained herein are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control.
In addition, we caution you that the forward-looking statements are subject to the following factors:
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risks relating to the uncertainty of the success of our research and development efforts, including our ability to achieve the technological objectives or results that our partners require and our ability to commercialize our technology in advance of competing technologies and our competitors;

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risks relating to our status as a research and development stage company with a history of financial losses with an expectation of incurring significant expenses and continuing losses for the foreseeable future, including execution of our business plan and the timing of expected business milestones;

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risks relating to the non-exclusive nature of our partnerships, our ability to secure new business relationships, and our ability to manage these relationships;

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our ability to negotiate and execute commercial agreements with our partners and customers on commercially reasonable terms;

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broad market adoption of electric vehicles and other technologies where we are able to deploy our technology, if developed successfully;

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our success attracting and retaining our executive officers, key employees, and other qualified personnel;

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our ability to protect and maintain our intellectual property, including in jurisdictions outside of the United States;

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our ability to secure government contracts and grants, changes in government priorities with respect to our government contracts and grants, and the availability of government subsidies and economic incentives;

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delays in the construction and operation of facilities that meet our short-term research and development and long-term electrolyte production requirements;

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changes in applicable laws or regulations;

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risks relating to our information technology infrastructure and data security breaches; and

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risks relating to other economic, business, or competitive factors in the United States and other jurisdictions, including supply chain interruptions and changes in market conditions, and our ability to manage these risks and uncertainties.

We caution you that the foregoing list does not contain all of the risks or uncertainties that could affect us.
You should not rely upon forward-looking statements as predictions of future events. Forward-looking statements are based primarily on our current expectations and projections about future events and trends that we believe may affect our business, operating results, financial condition, and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors, including those described in “Part I, Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, in “Part II, Item 1A. Risk Factors” in our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2025, and in this prospectus, as such descriptions may be updated or amended in future filings we make with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on these forward-looking statements. We cannot assure you that the results, events, and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events, or circumstances could differ materially from those described in the forward-looking statements.
Neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Moreover, the forward-looking statements speak only as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. You should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may make.

THE COMPANY
Overview
Solid Power is a U.S.-based leader in solid-state battery technology and manufacturing processes. Our core technology is a sulfide-based solid electrolyte material, which replaces the liquid or gel electrolyte used in traditional lithium-ion battery cells. We believe our electrolyte technology has the potential to enable a step-change improvement in battery cell performance beyond what is currently achievable in conventional lithium-ion battery cells, including improved energy density, battery life, and safety performance. We are currently targeting the battery electric vehicle market due to the size and perceived demand for next generation battery technology but believe our technologies can have a broader application as they mature.
Corporate Information
We were incorporated in Delaware in January 2021 as a blank check company under the name Decarbonization Plus Acquisition Corporation III. In connection with our business combination in December 2021, we changed our name to Solid Power, Inc.
Our principal executive offices are located at 486 S. Pierce Avenue, Suite E, Louisville, Colorado 80027, and our telephone number is (303) 219-0720. Our website is https://www.solidpowerbattery.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus. You should not rely on any such information in making your investment decision. For additional information, see “Incorporation of Certain Information by Reference” and “Where You Can Find Additional Information.”

RISK FACTORS
Investing in our common stock involves risks. Before acquiring any common stock offered pursuant to this prospectus, you should carefully consider the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement or free writing prospectus, including, without limitation, the risk factors described in “Part I, Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and in “Part II, Item 1A. Risk Factors” in our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2025, which are incorporated by reference, as such risk factors may be updated in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act. See “Where You Can Find Additional Information.”

USE OF PROCEEDS
Except as may be otherwise set forth in the applicable prospectus supplement accompanying this prospectus, the net proceeds from the sale of the common stock offered by this prospectus will be used for general corporate purposes.

DESCRIPTION OF COMMON STOCK
The following is a summary of the material terms of our common stock and certain provisions in our second amended and restated certificate of incorporation (the “Second A&R Charter”) and our amended and restated bylaws (the “Bylaws”) as currently in effect. Because the following description is only a summary, it does not contain all of the information and is qualified in its entirety by our Second A&R Charter and Bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part, as well as to the applicable provisions of the Delaware General Corporation Law (the “DGCL”). We encourage you to read the Second A&R Charter, the Bylaws, and the applicable portions of the DGCL carefully.
General
The authorized capital stock of Solid Power consists of 2,200,000,000 shares, consisting of 2,000,000,000 shares of common stock, par value $0.0001 per share, and 200,000,000 shares of preferred stock, par value $0.0001 per share.
Dividend Rights
Our board of directors (the “Board”), subject to restrictions contained in the Second A&R Charter, applicable law, and in any certificate of designation for any series of preferred stock, may declare and pay dividends upon the shares of our capital stock. Dividends may be paid in cash, in property, or in shares of our capital stock, subject to the provisions of the Second A&R Charter. The Board may set apart out of any of the funds of Solid Power available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.
Voting Rights
Except as otherwise required by law, the Second A&R Charter or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of common stock possess all voting power for the election of Board directors and all other matters requiring stockholder action. Holders of common stock are entitled to one vote per share on matters to be voted on by stockholders.
Our Second A&R Charter and Bylaws provide for a classified board of directors consisting of three classes of approximately equal size, each serving staggered three-year terms. Only the directors in one class are to be elected at each annual meeting of our stockholders, with the directors in the other classes continuing for the remainder of their respective three-year terms.
Subject to the rights of holders of preferred stock, the number of directors that constitutes the entire Board shall be fixed only by resolution of the Board acting pursuant to a resolution adopted by a majority of the Board.
Right to Receive Liquidation Distributions
Subject to applicable law and the rights, if any, of holders of outstanding preferred stock, in the event of our voluntary or involuntary liquidation, dissolution, or winding-up, after payment or provision for payment of the debts and other liabilities of Solid Power, the holders of common stock will be entitled to receive all the remaining assets of Solid Power available for distribution to our stockholders, ratably in proportion to the number of shares of common stock then held by them.
Other Matters
All outstanding shares of our common stock are fully paid and nonassessable. Our common stock is not entitled to preemptive rights and is not subject to redemption or sinking fund provisions.
Preferred Stock
The Second A&R Charter provides that shares of preferred stock may be issued from time to time in one or more series. The Board is authorized to fix the designations, powers, preferences, and rights, and the qualifications, limitations, or restrictions thereof, of any series of preferred stock, including, without limitation, authority to fix by resolution the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing. The Board is able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of common stock and could have anti-takeover effects. The ability of the Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring, or preventing a change of control of us or the removal of existing management. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.
Anti-Takeover Provisions
Certain provisions of Delaware law, the Second A&R Charter, and the Bylaws, which are summarized below, may have the effect of delaying, deferring, or discouraging another person from acquiring control of Solid Power. They are also designed, in part, to encourage persons seeking to acquire control of Solid Power to negotiate first with the Board.
Section 203 of the DGCL
We have not opted out of Section 203 of the DGCL under the Second A&R Charter. Under Section 203 of the DGCL, we are prohibited from engaging in any business combination with any stockholder for a period of three years following the time that such stockholder (the “Interested Stockholder”) came to own at least 15% our outstanding voting stock (the “Acquisition”), except if:
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the Board approved the Acquisition prior to its consummation;

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the Interested Stockholder owned at least 85% of the outstanding voting stock upon consummation of the Acquisition; or

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the business combination is approved by the Board, and by a 2/3 majority vote of the other stockholders in a meeting.

Generally, a “business combination” includes any merger, consolidation, asset or stock sale, or certain other transactions resulting in a financial benefit to the Interested Stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our voting stock.
Under certain circumstances, declining to opt out of Section 203 of the DGCL makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with Solid Power for a three-year period. This may encourage companies interested in acquiring us to negotiate in advance with the Board because the stockholder approval requirement would be avoided if the Board approves the Acquisition which results in the stockholder becoming an Interested Stockholder. This may also have the effect of preventing changes in the Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.
Classified Board of Directors
The Second A&R Charter provides that the Board is divided into three classes, designated Class I, Class II, and Class III. The term of the initial Class I directors terminated on the date of the 2022 annual meeting of stockholders, the term of the initial Class II directors terminated on the date of the 2023 annual meeting of stockholders, and the term of the initial Class III directors terminated on the date of the 2024 annual meeting of stockholders. At each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting will be elected for a three-year term.
Removal of Directors
The Second A&R Charter provides that stockholders may only remove a director for cause and only by the affirmative vote of at least a majority of the voting power of the issued and outstanding capital stock of Solid Power entitled to vote in the election of directors.

Board of Directors Vacancies
The Second A&R Charter and Bylaws authorize only a majority of the remaining members of the Board, although less than a quorum, or a sole remaining director, to fill vacant directorships, including newly created seats. In addition, subject to the rights of holders of any series of preferred stock, the number of directors constituting the Board may only be set by a resolution of the Board. These provisions would prevent a stockholder from increasing the size of the Board and then gaining control of the Board by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of the Board and promotes continuity of management.
Written Consent by Stockholders
Under the Second A&R Charter, subject to the rights of holders of any series of preferred stock, any action required or permitted to be taken by our stockholders is required to be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing by such stockholders.
Special Meeting of Stockholders
Under the Second A&R Charter, subject to the terms of any series of preferred stock, special meetings of our stockholders may be called only by the Chairperson of the Board, the Chief Executive Officer, the President, or the Board acting pursuant to a resolution adopted by a majority of the total number of authorized directorships whether or not there exist any vacancies or other unfilled seats in previously authorized directorships, but a special meeting may not be called by any other person or persons and any power of stockholders to call a special meeting of stockholders is specifically denied. Only such business shall be considered at a special meeting of stockholders as shall have been stated in the notice for such meeting.
Advance Notice Requirements for Stockholder Proposals and Director Nominations
Under the Second A&R Charter, advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of our stockholders shall be given in the manner and to the extent provided in our Bylaws.
No Cumulative Voting
The DGCL provides that stockholders are not entitled to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. The Second A&R Charter does not provide for cumulative voting and provides that no stockholder is permitted to cumulate votes at any election of directors.
Amendment of Second A&R Charter Provisions
Any amendment of certain provisions in the Second A&R Charter requires approval by holders of at least 66 2∕3% of the voting power of the then outstanding voting securities entitled to vote thereon, voting together as a single class. These provisions include, among others, provisions related to the Board composition, board removal rights, cumulative voting rights, and provisions related to stockholder action and advance notice, in each case as summarized above.
Authorized but Unissued Capital Stock
Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which apply if and so long as our common stock remains listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital, or to facilitate acquisitions.
One of the effects of the existence of unissued and unreserved common stock may be to enable the Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest, or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.
Dissenters’ Rights of Appraisal and Payment
Under the DGCL, with certain exceptions, our stockholders have appraisal rights in connection with a merger or consolidation of Solid Power. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.
Stockholders’ Derivative Actions
Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our securities at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.
Exclusive Forum
Unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court in Delaware or the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of Solid Power, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, stockholder, officer, or other employee of Solid Power to Solid Power or Solid Power’s stockholders, (iii) any action arising pursuant to any provision of the DGCL or the Second A&R Charter or the Bylaws (as either may be amended from time to time) or (iv) any action asserting a claim governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which such court determines that there is an indispensable party not subject to the jurisdiction of such court (and the indispensable party does not consent to the personal jurisdiction of such court within 10 days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than such court or for which such court does not have subject matter jurisdiction.
Unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, against any person in connection with any offering of our securities, including, without limitation and for the avoidance of doubt, any auditor, underwriter, expert, control person, or other defendant.
Limitations on Liability and Indemnification of Directors and Officers
The Second A&R Charter limits our directors’ liability to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:
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for any transaction from which the director derives an improper personal benefit;

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for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

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for any unlawful payment of dividends or redemption of shares; or

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for any breach of a director’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. The DGCL and our Bylaws provide that we will, in certain situations, indemnify our directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement, direct payment, or reimbursement of reasonable expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding.
In addition, we have entered into separate indemnification agreements with our directors and officers. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of our directors or officers or any other company or enterprise to which the person provides services at our request, which rights are in addition to the indemnification provided for in the Second A&R Charter and the Bylaws.
We maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers.
The limitation of liability and indemnification provisions in the Second A&R Charter and the Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and/or our stockholders. A stockholder’s investment may decline in value to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Transfer Agent and Registrar
The transfer agent for our common stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents, and each of its stockholders, directors, officers, and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct, or bad faith of the indemnified person or entity.
Listing
Our common stock and public warrants are listed on Nasdaq under the symbols “SLDP” and “SLDPW,” respectively.

PLAN OF DISTRIBUTION
We may offer and sell the common stock being offered hereby in one or more of the following ways from time to time:
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to underwriters or dealers for resale to the public or to institutional investors;

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directly to institutional investors;

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directly to a limited number of purchasers or to a single purchaser;

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through agents to the public or to institutional investors; or

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through a combination of any of these methods of sale.

The prospectus supplement with respect to the common stock will state the terms of the offering of the common stock, including:
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the offering terms, including the name or names of any underwriters, dealers, or agents;

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the purchase price of the common stock and the net proceeds to be received by us from the sale;

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any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

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any public offering price; and

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any discounts or concessions allowed or reallowed or paid to dealers.

If we use underwriters or dealers in the sale, the common stock will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:
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privately negotiated transactions;

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at a fixed public offering price or prices, which may be changed;

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in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act;

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at prices related to prevailing market prices; or

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at negotiated prices.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
If underwriters are used in the sale of any common stock, the common stock may be offered either to the public through underwriting syndicates represented by managing underwriters or directly by underwriters. Generally, the underwriters’ obligations to purchase the common stock will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the common stock if they purchase any of the common stock.
We may enter into derivative transactions with third parties or sell common stock not covered by this prospectus to third parties in privately negotiated transactions. If indicated in the applicable prospectus supplement, these third parties may sell common stock covered by this prospectus and the applicable prospectus supplement in connection with those derivatives, including in short sale transactions. In that case, the third party may use common stock pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of common stock and may use common stock received from us in settlement of those derivatives to close out any related open borrowings of common stock. The third party in such sale transactions will be an underwriter identified in the applicable prospectus supplement or a post-effective amendment to this registration statement.
We may sell the common stock through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the common stock and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We may authorize underwriters, dealers, or agents to solicit offers by certain purchasers to purchase the common stock from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we pay for solicitation of these delayed delivery contracts. In compliance with guidelines of the Financial Industry Regulatory Authority (“FINRA”), the maximum consideration or discount to be received by any FINRA member or independent broker or dealer may not exceed 8% of the aggregate amount of the common stock offered pursuant to this prospectus and any applicable prospectus supplement.
One or more remarketing firms may purchase then offer and sell the common stock, acting as principals for their own accounts or as agents for us, in connection with a remarketing in accordance with their terms or otherwise. The applicable prospectus supplement will name the remarketing firm and describe the terms of its agreement, if any, with us and its compensation.
Agents, underwriters, and other third parties described above may be entitled to indemnification by us against certain civil liabilities under the Securities Act or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, underwriters, and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.
Any common stock sold will be listed on the Nasdaq Global Select Market upon official notice of issuance. Any underwriters to whom common stock is sold by us for public offering and sale may make a market in the common stock, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.
If we offer common stock in a subscription rights offering to our existing stockholders or other security holders, we may enter into a standby underwriting agreement with dealers acting as standby underwriters. We may pay the standby underwriters a commitment fee for the common stock they commit to purchase on a standby basis. Alternatively, we may retain a dealer-manager to manage a subscription rights offering for us.
There can be no assurance that we will sell any or all of the common stock offered by this prospectus and any prospectus supplement.

LEGAL MATTERS
The validity of the common stock to be offered will be passed upon for us by Polsinelli PC, Park City, Utah. Any underwriters will also be advised about legal matters by their own counsel, which will be named in the prospectus supplement.
EXPERTS
Ernst & Young LLP, predecessor independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
The registration statement of which this prospectus and any applicable prospectus supplement forms a part, including the attached exhibits and schedules, contains additional relevant information about us and our capital stock. The rules and regulations of the SEC allow us to omit from this prospectus and any applicable prospectus supplement certain information included in the registration statement. For further information about us and our common stock, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Statements in this prospectus and any applicable prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.
We are subject to the informational reporting requirements of the Exchange Act. We file reports, proxy statements, and other information with the SEC under the Exchange Act. Our SEC filings are available over the Internet at the SEC’s website at http://www.sec.gov. These reports and other information we file with or furnish to the SEC are available free of charge at https://www.solidpowerbattery.com/investor-relations/financials/sec-filings as soon as reasonably practicable after they are electronically filed with or furnished to the SEC. Our website address is https://www.solidpowerbattery.com. The information on, or that can be accessed through, our website is not part of this prospectus or any applicable prospectus supplement. Although our executive officers may also use certain social media channels, we do not use our executive officers’ social media channels to disclose information about Solid Power or our products.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus or any applicable prospectus supplement is considered to be part of this prospectus and any prospectus supplement. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus and any applicable prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus, any prospectus supplement, or any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC (File No. 001-40284) under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed):
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Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 28, 2025, including applicable portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 10, 2025 incorporated by reference in our Annual Report on Form 10-K;

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our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 7, 2025, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the SEC on August 7, 2025;

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our Current Reports on Form 8-K, filed with the SEC on January 13, 2025, January 24, 2025, March 12, 2025, May 22, 2025, and May 30, 2025; and

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the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on March 23, 2021 (File No. 001-40284), as updated by Exhibit 4.6 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, including any amendments or reports filed for the purpose of updating such description.

You may request a free copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference in that filing) by writing or telephoning us as follows:
Solid Power, Inc.
Attention: Corporate Secretary
486 S. Pierce Ave., Suite E
Louisville, CO 80027
(303) 219-0720

$150,000,000
Common Stock

PROSPECTUS SUPPLEMENT

Oppenheimer & Co.
September 5, 2025